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                                                                  Exhibit 10.61


                  The Provident Bank
                  Corporate Finance
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  513/579-2760
                  513/579-2858

                  CHRISTOPHER B. GRIBBLE
                  Assistant Vice President


July 30, 1997


PERSONAL AND CONFIDENTIAL
-------------------------

Mr. A. Dale Mayo
President
Clearview Cinema Group, Inc.
7 Waverly Place
Madison, New Jersey  07940

Dear Bud:

The Provident Bank ("Provident") is pleased to submit the following committed terms and conditions of a credit facility for Clearview Cinema Group, Inc. ("Clearview" or the "Company"). If you are in agreement with these terms and conditions, please indicate your acceptance by signing in the space provided below and returning a copy of this document to my attention.

 1.   Borrower:          Clearview Cinema Group, Inc.

 2.   Agent:             The Provident Bank ("Provident" or "Agent").

 3.   Lenders:           Provident and other banks or institutions acceptable
                         to Provident.

 4.   Amount:            Up to $30,000,000, consisting of:

                         Facility A: Up to $1,000,000 Revolving Credit Facility; Facility B: $12,000,000 Term Loan;
                         Facility C: Up to $17,000,000 CAPEX/Acquisition
                                     Facility.

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Mr. A. Dale Mayo
July 30, 1997
Page 2

                         The amounts set forth for the Facilities B and C are subject to change, depending upon whether Borrower acquires certain properties from United Artists ("UA Properties"). Under a Waiver and Consent, if the UA Properties are not acquired within 90 days from the closing of Borrower's IPO, certain proceeds from Borrower's IPO will be used to prepay the outstanding loans under Facility B. Such prepaid amounts will then be included in Facility C availability, and subject to availability requirements thereunder.

 5.   Purpose:           Facility B will be used to refinance existing
                         indebtedness and pay related transaction costs.
                         Facility A will be used to fund Borrower's ongoing working capital requirements. Facility C will be used to fund future acquisitions and expansion, subject to Provident's approval, as outlined below.

 6.   Final Maturity:    Five years from closing (All Facilities).

 7.   Borrowing Rate:    Interest rate shall be determined in accordance with
                         the following levels of Borrower's Debt Ratio (defined as the ratio of Borrower's Senior Debt to post-corporate EBITDA for the preceeding four fiscal quarters):

                         Debt Ratio                              Borrowing Rate
                         ------------------------------------------------------
                         Below 2.50x                             Prime + 0.50%
                         2.50x (less than)X (less than)2.75x     Prime + 0.75%
                         2.75x (less than)X (less than)3.00x     Prime + 1.00%
                         3.00x (less than)X (less than)3.25x     Prime + 1.25%
                         Greater than 3.25x                      Prime + 1.50%

                         Interest shall be due and payable monthly in arrears, calculated on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. If a default or an event of default exists or is continuing, the otherwise applicable Borrowing Rate shall be increased by 2% per annum.

 8.   Common Equity:     Total equity proceeds of not less than $8.0 million,
                         pursuant to an IPO, will be required at or prior to closing. Net proceeds to Clearview from the IPO shall not be less than $6.7 million. If the overallotment is fully subscribed, net proceeds shall not be less than $7.8 million.


 9.   Closing Fee:       $400,000, payable at closing.

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Mr. A. Dale Mayo
July 30, 1997
Page 3


10.   Amortization:      Facility B: Twenty equal quarterly installments,
                                     beginning six months from closing.

                         Facility C: Borrowings under Facility C may occur for
                                     the first three years after closing. Each such borrowing shall be repaid according to a five-year amortization schedule, to be agreed upon at time of funding, with the first payment beginning six months from the date of borrowing and the final payment due five years from closing.

                                     Payments shall be made in arrears on
                                     January 1, April 1, July 1, and October 1 of each year.

11.   Mandatory Prepayments:         a)  Asset Disposition. If at any time the
                                         Company makes an asset disposition,
                                         then (i) the Company shall promptly
                                         notify Provident in writing and (ii)
                                         to the extent the net proceeds of such
                                         disposition exceed $100,000, such net
                                         proceeds shall be used to prepay the
                                         Senior Debt.

                                     b)  Acquisition Adjustments. Borrower
                                         shall prepay the Senior Debt from 100%
                                         of favorable post-acquisition
                                         adjustments.

                                     c)  Excess Cash Flow. The Company shall
                                         prepay the Senior Debt within 120 days
                                         of the end of each fiscal year in an
                                         amount equal to 25% of the Excess Cash
                                         Flow for the preceeding fiscal year
                                         commencing with the fiscal year ended
                                         December 31, 1997.

                                     d)  Change of Control. Upon the sale of
                                         the Company, or such other event which
                                         shall constitute a Change of Control,
                                         the Company shall repay the Senior
                                         Debt in full.


                                     e)  General. Any mandatory prepayment
                                         shall be applied to the Senior Debt in
                                         the inverse order of stated
                                         maturities.

                                         Upon any mandatory prepayment, the
                                         Commitment shall automatically be
                                         reduced by an amount equal to the
                                         Required Prepayment Amount.
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Mr. A. Dale Mayo
July 30, 1997
Page 4


12.   Optional Prepayments:          Clearview shall have the right to prepay
                                     the Facilities, in whole or in part,
                                     accompanied by accrued interest, if any, subject to a prepayment premium on the committed amount of Facility A and outstanding amounts under Facilities B and C as follows:

                                     Year 1            1%
                                     Year 2            1%
                                     Thereafter        0%

                                     Facility A shall terminate and become due and payable in full, together with any applicable prepayment premium, if Facility B and Facility C are paid in full.

                                     Prepayment premiums shall not apply for
                                     mandatory prepayments, including any
                                     prepayment from the proceeds of Borrower's
                                     IPO.

13.   Facility C Availability:       The Borrower shall be permitted to borrow
                                     under Facility C for the purpose of making
                                     Permitted Acquisitions. Permitted
                                     Acquisitions shall be defined as those
                                     that meet the following conditions:

                                     o  Acquired company is in the same
                                        business as Borrower;

                                     o  Prior to, and after giving
                                        consideration to the acquisition on a
                                        pro forma basis, Borrower maintains
                                        compliance with all loan covenants;

                                     o  Combined proforma Debt Ratio shall not
                                        exceed 3.5x.


                                     Borrowing availability for each
                                     acquisition would be subject to
                                     Provident's specific approval.

                                     With regard to each acquisition, the
                                     Lender shall be granted a first priority security interest in all assets purchased.

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Mr. A. Dale Mayo
July 30, 1997
Page 5


14.   Security:                      The credit facilities will be secured by a
                                     first lien on all assets of Borrower now owned or hereafter acquired (which lien will include leasehold mortgages on all leased theater properties, which leasehold mortgages will require landlord consents), including but not limited to, all accounts receivable, inventory, real and personal property, equipment, intangibles, franchise rights, trademarks, contract rights, etc., and a pledge of 100% of the common stock of Borrower's operating companies, whether now existing or hereafter created or acquired.

15.   Risk Management:               Borrower will enter into interest rate
                                     risk management agreements acceptable to
                                     Provident, if and when requested by
                                     Provident.

16.   Banking Services:              All primary depository accounts, including
                                     without limitation, all operating and cash management accounts of Borrower, shall be maintained at Provident during the term of the credit facilities.

17.   Documentation/Covenants:       Loan Agreement between Provident and
                                     Borrower to include standard
                                     representations and warranties; events of default; conditions precedent;
                                     affirmative, financial and other operating covenants customary to transactions of this nature. Financial covenants will include, but not be limited to, interest coverage, debt service coverage, minimum net worth, and limitation on capital expenditures. Other covenants and provisions of the loan agreement to include, without limitation, the
                                     following:

      Affirmative Covenants          Similar to those found in the existing
                                     Loan Agreement between Provident and
                                     Borrower.

      Negative Covenants             Similar to those found in the existing
                                     Loan Agreement between Provident and
                                     Borrower, which shall include, but not be limited to:

                                     i)   Limitation on disposition of assets,
                                          acquisitions, change of business, and
                                          change of control;

                                     ii)  No dividends shall be declared or
                                          payable on Borrower's existing or
                                          future common or preferred equity;

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Mr. A. Dale Mayo
July 30, 1997
Page 6


                                     iii) Provident shall be permitted to
                                          syndicate or assign its rights and
                                          Borrower shall assist in syndication
                                          efforts, if requested;

                                     iv)  Limitations on additional debts
                                          incurrence, liens, mergers and
                                          transactions with affiliates.

18.   Conditions Precedent:          Customary for financings of this nature,
                                     including but not limited to:

                                     a)  Satisfactory documentation of
                                         Facilities A, B and C;

                                     b)  Completion of all legal and financial
                                         due diligence;

                                     c)  Repayment of all outstandings under
                                         current Loan Agreement and Notes from
                                         Facility B;

                                     d)  Payment of Contingent Warrant Payment
                                         (as defined);

                                     e)  The sum of cash on hand and
                                         availability under Facility A at

                                         closing shall be no less than
                                         $500,000;

                                     f)  Provident shall have reviewed all
                                         other material agreements, including
                                         but not limited to: asset purchase
                                         agreements, any non-compete agreements
                                         with sellers, film buying agreements,
                                         insurance programs, pension plan
                                         review, tax audits, litigation, and
                                         any other matter Provident and/or its
                                         counsel may deem necessary;

                                     g)  Satisfactory terms and conditions of
                                         common equity as outlined in Section
                                         8;

                                     h)  Corporate structure of Borrower shall
                                         be acceptable to Provident and its
                                         counsel;

                                     i)  No material adverse change in
                                         financial condition, business,
                                         operations or prospects of the
                                         Borrower, or in any information
                                         furnished or to be furnished to
                                         Provident regarding the Borrower or
                                         the UA properties;

                                     j)  Satisfactory review, including
                                         discussions with Borrower's
                                         accountants, of the unaudited
                                         financial statements of Borrower for
                                         the quarter ended 3/31/97, historical
                                         financial statements with respect to
                                         the UA Properties, as well as the
                                         unaudited proforma financial
                                         statements of Borrower, which Borrower
                                         intends to include in its prospectus.

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Mr. A. Dale Mayo
July 30, 1997
Page 7


20.   Events of Default:             Events of Default shall include events of
                                     default as are deemed appropriate by
                                     Provident for financings generally and for this transaction in particular, including but not limited to, failure to pay principal and/or interest or any debt, failure to perform or observe any covenant or obligation, failure to maintain or
                                     comply with the financial covenants, as
                                     well as provisions relating to breach of representations and warranties, bankruptcy, dissolution, judgments, ERISA matters, change of control or ownership, cross default provisions, enforceability of security documents, priority of security interest and other events to be specified.

21.   Other General Terms
        and Conditions:              Terms of the financing would also include,
                                     but not be limited to provisions for the following:

                                     a)  Key man life insurance on Mr. A. Dale
                                         Mayo in a minimum amount of $2.5
                                         million.

                                     b)  Review of all operating accounts.

22.   Expenses:                      Borrower shall reimburse Provident for all
                                     reasonable out of-pocket expenses
                                     including legal fees, audit expenses,
                                     recording fees, filing fees, and other
                                     related expenses whether or not this
                                     Transaction is consummated.

23.   Expiration:                    This offer for commitment shall expire
                                     unless accepted by 3:00 P.M. E.S.T. August
                                     1, 1997.

24.   Governing Law:                 State of Ohio.

This letter may be circulated as considered necessary or desirable by Borrower solely in connection with its IPO, including disclosure in Borrower's prospectus and filing by Borrower with the SEC.

If you are in agreement with the terms and conditions of this commitment, please execute in the space provided below and return the original to my attention.

As always, I look forward to working with you on this transaction.

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Mr. A. Dale Mayo
July 30, 1997
Page 8


Very truly yours,




Christopher B. Gribble
Assistant Vice President



AGREED TO AND ACCEPTED THIS _____ DAY OF __________, 1997.



By:      ______________________________________

Title:   ______________________________________